Exhibit 10.124

AMENDED CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

SERIES B-1 CONVERTIBLE PREFERRED STOCK

OF

VCAMPUS CORPORATION

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

The undersigned officer of VCampus Corporation, a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock, originally filed with the office of the Secretary of State of the State of Delaware on March 20, 2006, as amended on July 31, 2006 (the “Series B-1 Certificate of Designations”), and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, originally filed with the office of the Secretary of State of the State of Delaware on March 22, 1985, the Board of Directors of the Corporation duly adopted the following resolutions:

RESOLVED, that the Series B-1 Certificate of Designations is hereby amended by deleting in its entirety Sections 5(a) and 5(b) of Article II relating to “Conversion of Series B-1 Preferred Stock into Common Stock” and substituting the following:

5.             Conversion of Series B-1 Preferred Stock into Common Stock.

(a)           Conversion Procedure.

(i)            At any time, any holder of Series B-1 Preferred Stock may convert all or any portion of the Series B-1 Preferred Stock held by such holder into a number of shares of Conversion Stock (as defined in Section 7) computed by multiplying the number of shares to be converted by the purchase price thereof and dividing the result by the Conversion Price (as defined in subsection 5(b)) then in effect.

(ii)           Each voluntary conversion of Series B-1 Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the notice of election of such conversion is delivered (which can be by facsimile) to the Corporation by such holder.  Until the certificates representing the shares of Series B-1 Preferred Stock which are being converted have been surrendered and new certificates representing shares of the Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series B-1 Preferred Stock being converted shall be evidence of the issuance of such shares of Conversion

Stock.  At such time as such conversion has been effected, the rights of the holder of such Series B-1 Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii)          Notwithstanding any other provision hereof, if a conversion of shares is to be made in connection with a Public Offering (as defined in Section 7), the conversion of such shares may, at the election of the holder thereof, be conditioned upon the consummation of the Public Offering, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

(iv)          As soon as practicable, but in any event within five (5) business days, after a conversion has been duly effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder:  (A) a certificate or certificates representing, in the aggregate, the number of shares of Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(v)           The issuance of certificates for shares of Conversion Stock upon conversion of Series B-1 Preferred Stock shall be made without charge to the holders of such Series B-1 Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.  Upon conversion of any shares of Series B-1 Preferred Stock, the Corporation shall use its best efforts to take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(vi)          The Corporation shall not close its books against the transfer of Series B-1 Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series B-1 Preferred Stock in any manner that interferes with the timely conversion of Series B-1 Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series B-1 Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

(vii)         No fractional shares of Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series B-1 Preferred Stock.  If more than one share of Series B-1 Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series B-1 Preferred Stock so surrendered by such record holder.  Instead of any fractional share of Conversion Stock otherwise issuable upon conversion of any shares of the Series B-1 Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of current per share fair market value of the Conversion Stock as determined in good faith by the Board of Directors on such basis as it considers appropriate.

(viii)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series B-1 Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series B-1 Preferred Stock.  All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder.  The Corporation shall use its best efforts to take all such actions as may be necessary (including soliciting shareholder approval at its next annual meeting) to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be promptly delivered by the Corporation upon each such issuance).

(b)           Conversion Price.  “Conversion Price” for the Series B-1 Preferred Stock shall be determined based on the following formula:

where:

y  = Conversion Price

x  = last closing bid price of the common stock prior to conversion

And when x is $0.37 or less, then

y = $0.37

And when x is greater than $0.37, then

y = $0.37 + .02(x - $0.37) (subject to Conversion Price floor of $0.37)

The Conversion Price formula and related numbers set forth herein shall be subject to automatic adjustment for any stock splits, stock dividends or other similar events involving the Corporation’s common stock.

This Amended Certificate of Designations of the Corporation has been duly adopted in accordance with Section 151 of the General Corporation Law of the State of Delaware.

The undersigned is signing this Amended Certificate of Designations on behalf of the Corporation on October 31, 2006.

/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer